As filed with the Securities and Exchange Commission on April 13, 2005
                                                      Registration No. 333-

--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                RAMP CORPORATION
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                          84-1123311
-------------------------------                        --------------------
(State or other jurisdiction of                          (I.R.S. Employer
Incorporation or organization)                          Identification No.)

                                 33 Maiden Lane
                            New York, New York 10038
                                 (212) 440-1500
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, Including area code, of registrant's principal executive offices)

                                  Andrew Brown
                                 33 Maiden Lane
                            New York, New York 10038
                                 (212) 440-1500
          -------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

                                    Copy to:
                           Martin Eric Weisberg, Esq.
                              Troutman Sanders LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

                             ----------------------

         Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                                CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                                        Proposed Maximum    Proposed Maximum      Amount of
              Title of Each Class                    Amount to be        Offering Price         Aggregate       Registration
        of Securities to be Registered              Registered(1)          Per Share         Offering Price        Fee(9)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share...          6,494,483 (2)           $ 1.46 (3)       $9,481,945.10        $1,116.02
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share...          8,671,325 (2)(4)        $ 1.46 (7)      $12,660,134.50        $1,490.10
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share...          9,365,712 (2)(5)        $ 1.46 (8)      $13,673,939.00        $1,609.42
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share...          1,000,000 (2)(6)        $ 1.46 (8)      $1,460,000.00           $171.84
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share...             62,500 (2)(6)        $ 1.46 (8)      $91,250.00               $10.74
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share...            116,667 (2)(6)        $ 1.80 (8)       $210,000.60             $24.72
-------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee..................................................................................          $4,422.84
------------------------------------------------------------------------------------------------------------------------------

         (1) Represents the shares of common stock being registered for resale by the selling stockholders, the number of shares of common stock issuable upon the conversion of convertible debentures, the number of shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock and the number of shares of common stock issuable upon the exercise of additional investment rights by the selling stockholders.

         (2) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock offered hereby also include such presently indeterminate number of shares of common stock as shall be issued by us to the selling stockholders upon adjustment under anti-dilution provisions covering the additional issuance of shares by Ramp resulting from stock splits, stock dividends or similar transactions.

         (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act; based on the average of the high ($1.85) and low ($1.06) prices as reported on the American Stock Exchange on April 7, 2005.

         (4) Represents one hundred and twenty five percent (125%) of the number of shares of our common stock issuable upon the conversion or redemption of convertible debentures.

         (5) Represents one hundred and twenty five percent (125%) of the number of shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock.

         (6) Represents one hundred percent (100%) of the number of shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock.

         (7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) of the Securities Act, based on the offering price of the convertible securities.

         (8) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act, based on the higher of (a) the exercise price of the warrants or (b) the offering price of securities of the same class included in this Registration Statement.

         (9)      Calculated  pursuant  to Section  6(b) of the  Securities  Act
                  based  upon  Proposed   Maximum   Aggregate   Offering   Price
                  multiplied by .0001177.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us, the selling stockholders or any other person. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since such date.

                   Subject to completion, dated April 13, 2005

                                   PROSPECTUS

                                RAMP CORPORATION
                        25,710,687 Shares of Common Stock

         This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to an aggregate of 25,710,687 shares of our common stock, including:

         o        6,494,483 shares of our common stock;

         o        8,671,325   shares   issuable  upon  the   conversion  of  our
                  convertible debentures with an initial conversion price of $1.25 per share;

         o 9,365,712 shares issuable upon the exercise of warrants with an initial exercise price of $1.25 per share;

         o 1,000,000 shares issuable upon the exercise of warrants with an initial exercise price of $1.14 per share;

         o 62,500 shares issuable upon the exercise of warrants with an initial exercise price of $1.00 per share;

         o 116,667 shares issuable upon the exercise of warrants with an initial exercise price of $1.80 per share;

         The conversion price of our convertible debentures and the exercise price of the warrants are subject to adjustment under certain circumstances.
Please see the sections of this prospectus titled "Description of the Transactions", "Plan of Distribution" and "Description of Our Securities" for more information about the terms and conditions of our common stock, convertible debentures and warrants.

         We will not receive any of the proceeds from the sale of these shares by the selling stockholders. However, we will receive the proceeds from any exercise of warrants to purchase shares to be sold hereunder. See "Use of proceeds".

         We have agreed to pay the expenses in connection with the registration of these shares.

         Our common stock is traded on the American Stock Exchange under the symbol "RCO". On April 7, 2005, the closing price of our common stock was reported as $1.43 per share.

         The information in this prospectus reflects the 1-for-60 reverse stock split of our common stock which became effective on December 1, 2004.

         Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus for certain risks that should be considered by prospective purchasers of the securities offered hereby.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is April __, 2005.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY.............................................................4
RISK FACTORS...................................................................5
FORWARD-LOOKING STATEMENTS....................................................14
DESCRIPTION OF THE TRANSACTIONS...............................................14
SELLING STOCKHOLDERS..........................................................19
DESCRIPTION OF SECURITIES.....................................................24
PLAN OF DISTRIBUTION..........................................................25
INDEMNIFICATION OF OFFICERS AND DIRECTORS.....................................27
WHERE YOU CAN FIND MORE INFORMATION ABOUT US..................................27
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................28
LEGAL MATTERS/INTERESTS OF COUNSEL............................................28
EXPERTS.......................................................................29

                               PROSPECTUS SUMMARY

         The following summary highlights aspects of the offering and the information incorporated by reference in this prospectus. This prospectus does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements, related notes and the other more detailed information appearing elsewhere or incorporated by reference in this prospectus. Unless otherwise indicated, "we", "us", "our" and similar terms, as well as references to the "Company" and "Ramp", refer to Ramp Corporation and its subsidiaries HealthRamp and LifeRamp, and not to the selling security holders. All industry statistics incorporated by reference in this prospectus were obtained from data prepared or provided by recognized industry sources.

                                Ramp Corporation

         Ramp Corporation (formerly known as Medix Resources, Inc.), through its wholly-owned HealthRamp subsidiary, provides Internet based communication, data integration, and transaction processing designed to provide access to safer and better healthcare. Ramp's products enable communication of high value-added healthcare information among physician offices, skilled nursing facilities, hospitals, health management organizations, and health insurance companies. In 2002, we organized a wholly-owned subsidiary, PS Purchase Corp., in Delaware, and in 2003 changed its name to HealthRamp, Inc. ("HealthRamp") to continue this healthcare technology business. In 2003, we acquired the businesses and assets of Frontline Physicians Exchange and Frontline Communications ("Frontline") used in or necessary for the conduct of its 24-hour telephone answering and messaging services to physicians and other medically-related businesses and virtual office services to non-medical businesses and professionals, and the business and assets of ePhysician, Inc., whose technology has been integrated with those of our previously developed Cymedix suite of technologies, resulting in the CarePoint(TM) Suite (the "CarePoint Suite") that we are currently marketing to physicians and other healthcare professionals. On September 30, 2004, we sold all of the assets of our Frontline division, known as the OnRamp division, to the former owners of Frontline. The sale of OnRamp is part of refocusing our financial resources and management efforts on our core HealthRamp operations. We believe that focusing on HealthRamp's long-term potential and evolving opportunities is in the best interest of our stockholders.

         In 2003, we formed a wholly-owned subsidiary, LifeRamp Family Financial, Inc. ("LifeRamp"), in Utah that has not yet commenced business operations. LifeRamp's business purpose is the making of non-recourse loans to terminally ill cancer patients secured by their life insurance policies. In July 2004, we decided to delay the commencement of business operations of LifeRamp indefinitely while exploring financing and other possible alternatives.
Subsequently in October 2004, we ceased all operations at LifeRamp and began actively pursuing alternatives for its LifeRamp investment. In January 2005, we began exploring options for capitalizing the assets of LifeRamp as a separate business from us including a potential spin off of all or a portion of LifeRamp. In February 2005, LifeRamp received $300,000 in bridge financing from investors in contemplation of such a strategic transaction. LifeRamp is using the proceeds from the bridge financing to pursue a strategic recapitalization. There can be no assurance that we will complete a transaction that will recoup its initial investment or any portion thereof. Furthermore, there can be no assurance that should a transaction be consummated, it would result in a near term improvement in working capital.

         In August 2004, HealthRamp released the initial version of a new application designed to meet the information technology needs of the long term care industry. This application is called HealthRamp CareGiver(TM). CareGiver v1.0, based upon our core ePrescribing technologies, allows skilled nursing facilities to manage the admissions, discharge and transfer process; to submit secure electronic orders for drugs, treatments and supplies to institutional pharmacies and other vendors; to maintain comprehensive resident medical records, and to easily manage recurring monthly clinical and business process.

         In October 2004, we acquired all of the tangible and intangible assets of Berdy Medical Systems, Inc., a provider of comprehensive electronic medical record systems for physician practices. The acquisition of the Berdy systems enabled us to expand our practice-centric healthcare technology product line to encompass a spectrum from affordable, high-utility, readily adoptable, wireless ePrescribing solutions to fully-featured electronic medical record systems
(EMR), and provided us with clinical and technical expertise germane to our new product development efforts.

         We have limited revenues from current operations and are funding the development and deployment of our products through the sales of our securities. See "Risk Factors".

         Because of our significant recurring losses, and the lack of certain sources of capital to fund our operations, our independent registered public accounting firms included a "going concern" uncertainty in their audit reports on our audited financial statements for the years ended December 31, 2004, 2003 and 2002. The "going concern" uncertainty signifies that substantial doubt exists about our ability to continue our business. For a complete description of risks regarding our business and operations, we refer you to the section of this prospectus entitled "Risk Factors".

         Our principal executive office is located at 33 Maiden Lane, New York, New York 10038, and our telephone number is (212) 440-1500.

                                  The Offering
--------------------------------------------------------------------------------
Common stock offered by selling stockholders      25,710,687

Use of  Proceeds                                  We  will   not   receive   any
                                                  proceeds   from  the  sale  of
                                                  shares  in this  offering.  We
                                                  may receive up to  $13,119,641
                                                  upon exercise of the warrants.

American Stock Exchange Symbol                    RCO
--------------------------------------------------------------------------------

         The information in this prospectus reflects our 1-for-60 reverse stock split effective December 1, 2004.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before investing in our common stock. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

         We have incurred and reported significant recurring net losses which endangers our viability as a going-concern and caused our independent registered public accounting firms to include a "going concern" explanatory paragraph in their reports in connection with their audits of our financial statements for the years ended December 31, 2004, 2003 and 2002. We have reported net losses applicable to common stockholders of $(50,765,000), $(31,321,000) and $(9,014,000) for the years ended December 31, 2004, 2003 and 2002, respectively. At December 31, 2004, we had an accumulated deficit of $(122,099,000) and a working capital deficit of ($6,306,000).

         We rely on investments and financings to provide working capital which may not be available to us in the future and may result in increased net losses and accumulated deficit.

While we believe that we can continue to sell our securities to raise the cash needed to continue operating until cash flow from operations can support our business, there can be no assurance that this will occur. There can be no assurance that additional investments in our securities or other debt or equity financings will be available to us on favorable terms, or at all, to adequately support the development and deployment of our technology. Moreover, failure to obtain such capital on a timely basis could result in lost business opportunities. In addition, the terms of our debt or equity financings have included, and in the future may include, contingent anti-dilution provisions and the issuance of warrants, the accounting for which have resulted, and for future financings may result, in significant non-cash increases in our net losses and accumulated deficit. Such non-cash expenses totaled $18.4 million and $9.9 million for the years ended December 31, 2004 and 2003, respectively.

         While we believe that we have the ability to successfully attract new customers, the ultimate deployment of these new customers frequently requires up front capital. There can be no assurance that we will obtain that capital. In recent months we have not obtained sufficient capital to meet our obligations and as a result have not been able to pay our vendors on a timely basis and are significantly in arrears in making such payments. While we have been working with our creditors to make arrangements to satisfy our obligations in cash or through the issuance of our securities, there can be no assurance that we will be able to do so and as a result we may be subject to litigation or disruption in our business operations.

         Our independent registered public accounting firm has advised our management and our Audit Committee that there were material weaknesses in our internal controls and procedures during fiscal years 2003 and 2004. The Company has taken steps and has a plan to correct the material weaknesses. Progress was made during 2004; however, management believes that until these material weaknesses are corrected, a potential misapplication of generally accepted accounting principles or potential accounting error in our consolidated financial statements could occur. Enhancing our internal controls to correct the material weaknesses has and will result in increased costs to us. While the Company has taken several steps to improve internal controls in 2004, BDO Seidman, LLP has advised our management and our Audit Committee that, in BDO Seidman, LLP's opinion, and the Company concurs, there were reportable conditions during 2004, which constituted material weaknesses in internal control. The identified material weakness stems from the Company's numerous equity transactions involving complex and judgmental accounting issues. While all of these transactions were recorded, BDO Seidman in their audit work noted instances where generally accepted accounting principles were not correctly applied and adjustments to the Company's consolidated financial statements were required.

         As part of the remedial steps taken in 2004, the Company added the position of Vice President of Finance to oversee technical accounting, financial reporting and internal control issues. The individual hired in August 2004 for this position notified the Company of his intent to leave at the end of the 1st quarter in 2005. The Company is actively searching for a replacement.

         The Company is also searching for an additional staff accounting resource to assist the controller in accounting and reporting transactions. Additionally, in order to better determine the appropriate accounting for complex equity transactions, the Company intends to engage outside expertise to formulate the proper accounting treatment for such transactions.

         The success of the development, distribution and deployment of our technology is dependent to a significant degree on our key management and technical personnel. We believe that our success will also depend upon our ability to attract, motivate and retain highly skilled, managerial, sales and marketing, and technical personnel, including software programmers and systems architects skilled in the computer languages in which our technology operates. Competition for such personnel in the software and information services industries is intense. The loss of key personnel, or the inability to hire or retain qualified personnel, could have a material adverse effect on our results of operations, financial condition or business. The loss of key personnel, or the inability to hire or retain qualified personnel, could have a material adverse effect on our results of operations, financial condition or business.

         We expect to continue to experience significant losses until such time as our technology can be successfully deployed and produce revenues. The continuing development, marketing and deployment of our technology will depend upon our ability to obtain additional financing. Our technology has generated limited recurring revenues to date. We are funding our operations principally through the sale of our securities to third party investors.

         We may not be able to retain our listing on the American Stock Exchange. On September 13, 2004, we received a written notice (the "Notice") from the American Stock Exchange (the "AMEX") informing us, in relevant part, that we are not in compliance with (i) Section 1003(a)(i) of the AMEX rules as a result of our stockholder's equity less than $2,000,000 and losses from continuing operations and/or net losses in two out of three of its three most recent fiscal years, (ii) Section 1003(a)(ii) of the AMEX rules as a result of our stockholder's equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years,
(iii) Section 1003(a)(iv) of the AMEX rules whereby, as a result of our substantial sustained losses in relation to our overall operations or our existing financial resources, or our impaired financial condition, it appears questionable, in the opinion of AMEX, as to whether we will be able to continue operations and/or meet our obligations as they mature, and (iv) Section 1003(f)(v) of the AMEX rules as a result of our common stock selling for a substantial period at a low price per share. The Notice is not a notice of delisting from the AMEX or a notice by AMEX to initiate delisting proceedings.

         Specifically, the Notice provides that, in order to maintain the listing of our common stock, we must submit a plan to the AMEX by October 14, 2004 (extended by the AMEX to October 21, 2004), advising AMEX of the action we have taken, or the action we will take, to bring us into compliance with the continued listing standards of the AMEX within a maximum of eighteen months from the date the Notice was received. On October 20, 2004, we timely submitted our plan to the AMEX. On December 16, 2004 the AMEX notified the Company that it accepted the Company's plan of compliance and granted the Company an extension of time until March 13, 2006 to regain compliance with the AMEX's continued listing standards. The Company will be subject to periodic review by AMEX staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the plan period on March 13, 2006 could result in the AMEX commencing delisting proceedings. Subject to our right of appeal of any AMEX staff determination, AMEX may initiate delisting proceedings if we do not make progress consistent with the plan during the plan period, or we are not in compliance with the continued listing standards at the conclusion of the plan period.

         Trading in our common stock after a delisting, if any, would likely be conducted in the over-the-counter markets in the so-called "pink sheets" or on the National Association of Securities Dealers' Electronic Bulletin Board. As a consequence of a delisting our shareholders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and our common stock would become substantially less attractive as collateral for margin and purpose loans, for investment by financial institutions under their internal policies or state investment laws or as consideration in future capital raising transactions.

         Although we have had operations since 1988, because of our move away from temporary healthcare staffing to provide healthcare connectivity solutions at the point of care, we have a relatively short operating history in the healthcare connectivity solutions business and limited financial data to evaluate our business and prospects. In addition, our business model is likely to continue to evolve as we attempt to develop our product offerings and enter new markets. As a result, our potential for future profitability must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies that are attempting to move into new markets and continuing to innovate with new and unproven technologies. We are still in the process of gaining experience in marketing physician connectivity products, providing support services, evaluating demand for products, financing a technology business and dealing with government regulation of health information technology products. While we are putting together a team of experienced executives, they have come from different backgrounds and may require some time to develop an efficient operating structure and corporate culture for our company. Furthermore, our executive management and Board of Directors have been subject to change as executives and directors have resigned or have been terminated. Such change, including the appointment or election of successors to fill these positions, can cause disruption and distraction to the Company's business operations.

         Although we have focused our business on healthcare connectivity, we may decide to explore new business opportunities which compliment our core technology business. These new ventures may come in the form of an acquisition, joint venture, start-up or other structure. Any such venture will entail any number of risk factors including (without limitation) general business risk, integration risk, technology risk and market acceptance risk. Additionally, any new venture will require utilization of scarce capital resources which may never create value for the Company or its stockholders.

         The success of our products and services in generating revenue may be subject to the quality and completeness of the data that is generated and stored by the physician or other healthcare professionals and the data that is entered into our interconnectivity systems, and the failure to input appropriate or accurate information could disrupt our business. Failure of the Company and its vendors to maintain the quality and completeness of the data or unwillingness by the healthcare professional to generate the required information may result in our losing revenue or claims being made against us by our users.

         As a developer of connectivity technology products, we will be required to anticipate and adapt to evolving industry standards and regulations and new technological developments. The market for our technology is characterized by continued and rapid technological advances in both hardware and software development, requiring ongoing expenditures for research and development, and timely introduction of new products and enhancements to existing products. Our future success, if any, will depend in part upon our ability to enhance existing products, to respond effectively to technology changes and changes in applicable regulations, and to introduce new products and technologies that are functional and meet the evolving needs of our clients and users in the healthcare information systems market.

         We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our products and services. The cost of developing and distributing new healthcare information services and technology solutions is inherently difficult to estimate. Our development of proposed products and services may take longer than originally expected, require more testing than originally anticipated and require the acquisition of additional personnel and other resources. In addition, there can be no assurance that the products or services we develop or license will be able to compete with the alternatives available to our customers.

         New or newly integrated products and services will not become profitable unless they achieve sufficient levels of market acceptance. There can be no assurance that healthcare providers will accept new products and services from us, or products and services that result from integrating existing and/or acquired products and services, including the products and services we are developing to integrate our services into the physician's office or other medical facility, such as our handheld solution. In addition, there can be no assurance that any pricing strategy that we implement for any such products and services will be economically viable or acceptable to the target markets. Failure to achieve broad penetration in target markets with respect to new or newly integrated products and services could have a material adverse effect on our business prospects. The market for our connectivity products and services in the healthcare information systems may be slow to develop due to the large number of practitioners who are resistant to change, as well as the financial investment and workflow interruptions associated with change, particularly in a period of rising pressure to reduce costs in the marketplace.

         Achieving market acceptance of new or newly integrated products and services is likely to require significant efforts and expenditures. Achieving market acceptance for new or newly integrated products and services is likely to require substantial marketing efforts and expenditure of significant funds to create awareness and demand by participants in the healthcare industry. In addition, deployment of new or newly integrated products and services may require the use of additional resources for training our existing sales force and customer service personnel and for hiring and training additional salespersons and customer service personnel. There can be no assurance that the revenue opportunities from new or newly integrated products and services will justify amounts spent for their development, marketing and roll-out.

         We could be subject to breach of warranty claims if our software products, information technology systems or transmission systems contain errors, experience failures or do not meet customer expectations. We could face breach of warranty or other claims or additional development costs if the software and systems we sell or license to customers or use to provide services contain undetected errors, experience failures, do not perform in accordance with their documentation, or do not meet the expectations that our customers have for them. Undetected errors in the software and systems we provide or those we use to provide services could cause serious problems for which our customers may seek compensation from us. We attempt to limit, by contract, our liability for damages arising from negligence, errors or mistakes. However, contractual limitations on liability may not be enforceable in certain circumstances or may otherwise not provide sufficient protection to us from liability for damages.

         If our systems or the Internet experience security breaches or are otherwise perceived to be insecure, our business could suffer. A security breach could damage our reputation or result in liability. We retain and transmit confidential information, including patient health information. Despite the implementation of security measures, our infrastructure or other systems that we interface with, including the Internet, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, attacks by third parties or similar disruptive problems. Any compromise of our security, whether as a result of our own systems or systems that they interface with, could reduce demand for our services.

         Our products provide applications that relate to patient medication histories and treatment plans and any failure by our products to provide and maintain accurate, secure and timely information could result in product liability claims against us by our clients or their affiliates or patients. We maintain insurance that we believe currently is adequate to protect against claims associated with the use of our products, but there can be no assurance that our insurance coverage would adequately cover any claim asserted against us. A successful claim brought against us in excess of our insurance coverage could have a material adverse effect on our results of operations, financial condition and/or business. Even unsuccessful claims could result in the expenditure of funds in litigation, as well as diversion of management time and resources. Certain of our products are subject to compliance with the Health Insurance Portability And Accountability Act Of 1996 (HIPAA). Failure to comply with HIPAA may have a material adverse effect on our business.

         Government regulation of healthcare and healthcare information technology is in a period of ongoing change and uncertainty that creates risks and challenges with respect to our compliance efforts and our business strategies. The healthcare industry is highly regulated and is subject to changing political, regulatory and other influences. Federal and state legislatures and agencies periodically consider programs to reform or revise the United States healthcare system. These programs may contain proposals to increase governmental involvement in healthcare or otherwise change the environment in which healthcare industry participants operate. Particularly, compliance with HIPAA and related regulations are causing the healthcare industry to incur substantial costs to change its procedures. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our products and services. Although we expect these regulations to have the beneficial effect of spurring adoption of our software products, we cannot predict with any certainty what impact, if any, these and future healthcare reforms might have on our business. Existing laws and regulations also could create liability, cause us to incur additional costs or restrict our operations. The effect of HIPAA on our business is difficult to predict and there can be no assurance that we will adequately address the business risks created by HIPAA. We may incur significant expenses relating to compliance with HIPAA. Furthermore, we are unable to predict what changes to HIPAA, or the regulations issued pursuant to HIPAA, might be made in the future or how those changes could affect our business or the costs of compliance with HIPAA. In addition, changes in Medicare and Medicaid regulations could have an adverse effect on the operations and future prospects of our HealthRamp business operations.

         Government regulation of the Internet could adversely affect our business. The Internet and its associated technologies are subject to government regulation. Our failure to accurately anticipate the application of applicable laws and regulations, or any other failure to comply, could create liability for us, result in adverse publicity, or negatively affect our business. In addition, new laws and regulations may be adopted with respect to the Internet or other online services covering user privacy, patient confidentiality, consumer protection and other services. We cannot predict whether these laws or regulations will change or how such changes will affect our business. Government regulation of the Internet could limit the effectiveness of the Internet for the methods of healthcare e-commerce that we are providing or developing or even prohibit the sale of particular products and services.

         Our Internet-based services are dependent on the development and maintenance of the Internet infrastructure and data storage facilities maintained by third parties. Our ability to deliver our Internet-based products and services is dependent on the development and maintenance of the infrastructure of the Internet and the maintenance of data storage facilities by third parties. This includes maintenance of a reliable network backbone and data storage facilities with the necessary speed, data capacity and security, as well as timely development of complementary products such as high-speed modems, for providing reliable Internet access and services. If the Internet continues to experience increased usage, the Internet infrastructure may be unable to support the demands placed on it. In addition, the performance of the Internet may be harmed by increased usage. The Internet has experienced a variety of outages and other delays as a result of damages to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as the availability of the Internet to us for delivery of our Internet-based products and services.

         Some of our products and services will not be widely adopted until broadband connectivity is more generally available. Some of our products and services and planned services require a continuous broadband connection between the physician's office or other healthcare provider facilities and the Internet. The availability of broadband connectivity varies widely from location to location and even within a single geographic area. The future availability of broadband connections is unpredictable and is not within our control. While we expect that many physicians' offices and other healthcare provider facilities will remain without ready access to broadband connectivity for some period of time, we cannot predict how long that will be. Accordingly, the lack of these broadband connections will continue to place limitations on the number of sites that are able to utilize our Internet-based products and services and the revenue we can expect to generate form those products and services.

         Compliance with legal and regulatory requirements will be critical to LifeRamp's operations should it commence operations. If we, directly or indirectly through our subsidiaries including LifeRamp, erroneously disclose information that could be confidential and/or protected health information, we could be subject to legal action by the individuals involved, and could possibly be subject to criminal sanctions. In addition, if LifeRamp is launched and fails to comply with applicable insurance and consumer lending laws, states could bring actions to enforce statutory requirements, which could limit its business practices in such states, including, without limitation, limiting or eliminating its ability to charge or collect interest on its loans or related fees, or limit or eliminate its ability to secure its loans with its borrowers' life insurance policies. Any such actions, if commenced, would have a material and adverse impact on LifeRamp's business, operations and financial condition. Further, there can be no assurance that a capitalization of LifeRamp will be achieved or, if achieved, will be successful.

         We have been granted certain patent rights, trademarks and copyrights relating to our software. However, patent and intellectual property legal issues for software programs, such as our products, are complex and currently evolving. Since patent applications are secret until patents are issued in the United States, or published in other countries, we cannot be sure that we are first to file any patent application. In addition, there can be no assurance that competitors, many of which have far greater resources than we do, will not apply for and obtain patents that will interfere with our ability to develop or market product ideas that we have originated. Furthermore, the laws of certain foreign countries do not provide the protection to intellectual property that is provided in the United States, and may limit our ability to market our products overseas. We cannot give any assurance that the scope of the rights we have are broad enough to fully protect our technology from infringement.

         Litigation or regulatory proceedings may be necessary to protect our intellectual property rights, such as the scope of our patent. Such litigation and regulatory proceedings are very expensive and could be a significant drain on our resources and divert resources from product development. There is no assurance that we will have the financial resources to defend our patent rights or other intellectual property from infringement or claims of invalidity.

         We also rely upon unpatented proprietary technology and no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to or disclose our proprietary technology or that we can meaningfully protect our rights in such unpatented proprietary technology. No assurance can be given that efforts to protect such information and techniques will be successful. The failure to protect our intellectual property could have a material adverse effect on our operating results, financial position and business.

         As of March 21, 2005, we had 12,959,074 outstanding shares of common stock and 25,125,028 shares of common stock reserved for issuance upon the exercise of options, warrants, and shares of our convertible preferred stock and convertible redeemable debentures outstanding on such date. Most of these shares will be immediately saleable upon exercise or conversion under registration statements we have filed or plan to file with the SEC. The exercise prices of options, warrants or other rights to acquire common stock presently outstanding range from $0.60 cents per share to $298.20 per share. During the respective terms of the outstanding options, warrants, preferred stock, convertible debentures, and other outstanding derivative securities, the holders are given the opportunity to profit from a rise in the market price of our common stock, and the exercise of any options, warrants or other rights may dilute the book value per share of our common stock and put downward pressure on the price of our common stock. The existence of the options, conversion rights, redemption rights or any outstanding warrants may adversely affect the terms on which we may obtain additional equity financing. Moreover, the holders of such securities are likely to exercise their rights to acquire common stock at a time when we would otherwise be able to obtain capital on terms more favorable than could be obtained through the exercise or conversion of such securities.

         We have raised substantial amounts of capital in private placements from time to time. The securities offered in such private placements were not registered under the Securities Act or any state "blue sky" law in reliance upon exemptions from such registration requirements. Such exemptions are highly technical in nature and if we inadvertently failed to comply with the requirements of any of such exemptive provisions, investors would have the right to rescind their purchase of our securities or sue for damages. If one or more investors were to successfully seek such rescission or prevail in any such suit, we could face severe financial demands that could materially and adversely affect our financial position. Financings that may be available to us under current market conditions frequently involve sales of our common stock at prices below the prices at which our common stock currently trades on the American Stock Exchange, as well as the issuance of warrants or convertible securities at a discount to market price.

         Investors in our securities may suffer dilution. The issuance of shares of common stock or shares of common stock underlying warrants, options or preferred stock or convertible debentures, particularly those with beneficial conversion features, will dilute the equity interest of existing stockholders and could have a significant adverse effect on the market price of our common stock. The sale of common stock acquired at a discount could have a negative impact on the market price of our common stock and could increase the volatility in the market price of our common stock. In addition, we may seek additional financing which may result in the issuance of additional shares of our common stock and/or rights to acquire additional shares of our common stock. The issuance of our common stock in connection with such financing may result in substantial dilution to the existing holders of our common stock. Those additional issuances of common stock would result in a reduction of the existing stockholders' percentage interest in our company.

         Historically, our common stock has experienced significant price fluctuations. One or more of the following factors influence these fluctuations:

         o unfavorable announcements or press releases relating to the technology sector;

         o regulatory, legislative or other developments affecting us or the healthcare industry generally;

         o conversion of our preferred stock and convertible debt into common stock at conversion rates based on then current market prices or discounts to market prices of our common stock and exercise of options and warrants at below current market prices;

         o sales by those financing our company through securities convertible into our common stock of which has been registered with the SEC and may be sold into the public market immediately upon conversion; and

         o        market   conditions   specific  to  technology   and  internet
                  companies,   the   healthcare   industry  and  general  market
                  conditions.

         In recent years the stock market has experienced significant price and volume fluctuations. These fluctuations, which are often unrelated to the operating performance of specific companies, have had a substantial effect on the market price for many healthcare related technology companies. Factors such as those cited above, as well as other factors that may be unrelated to our operating performance, may adversely affect the price of our common stock.

         We have not had earnings, but if earnings were available, it is our general policy to retain any earnings for use in our operations. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future despite the recent reduction of the federal income tax rate on dividends. Any payment of cash dividends on our common stock in the future will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, preferred rights of holders of preferred stock, plans for expansion, as well as other factors that our Board of Directors deems relevant. We anticipate that our future financing agreements may prohibit the payment of common stock dividends without the prior written consent of those investors.

         We may have to lower prices or spend more money to compete effectively against companies with greater resources than us, which could result in lower revenues. The eventual success of our products in the marketplace will depend on many factors, including product performance, price, ease of use, support of industry standards, competing technologies and customer support and service. Given these factors we cannot assure you that we will be able to compete successfully. For example, if our competitors offer lower prices, we could be forced to lower prices which could result in reduced or negative margins and a decrease in revenues. If we do not lower prices we could lose sales and market share. In either case, if we are unable to compete against our main competitors, which include established companies with significant financial resources, we would not be able to generate sufficient revenues to grow our company or reverse our history of operating losses. In addition, we may have to increase expenses to effectively compete for market share, including funds to expand our infrastructure, which is a capital and time intensive process. Further, if other companies choose to aggressively compete against us, we may have to increase expenses on advertising, promotion, trade shows, product development, marketing and overhead expenses, hiring and retaining personnel, and developing new technologies. These lower prices and higher expenses would adversely affect our operations and cash flows.

         As with any business, growth in absolute amounts of selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially and adversely from the results contemplated by any forward-looking statements included in this report. Budgeting and other management decisions are subjective in many respects and thus susceptible to incorrect decisions and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our marketing, capital expenditures or other budgets, which may, in turn, affect our results of operations. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe the assumptions underlying any forward-looking statements are reasonable, any of the assumptions could prove inaccurate, and therefore, there can be no assurance that the results contemplated in any forward-looking statements will be realized.

       In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans for the Company will be achieved.

                           FORWARD-LOOKING STATEMENTS

         Certain information contained in this prospectus and the documents incorporated by reference into this prospectus include forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act), which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for our future operations, our growth strategies or business plans or other facts that have not yet occurred. Such statements can be identified by the use of forward-looking terminology such as "might," "may," "will," "could," "expect," "anticipate," "estimate," "likely," "believe," or "continue" or the negative thereof or other variations thereon or comparable terminology. The above risk factors contain discussions of important factors that should be considered by prospective investors for their potential impact on forward-looking statements included in this prospectus and in the documents incorporated by reference into this prospectus. These important factors, among others, may cause actual results to differ materially and adversely from the results expressed or implied by the forward-looking statements.

                                 USE OF PROCEEDS

         The selling security holders will receive the net proceeds from the sale of shares. We will not receive any of the proceeds from any sale of the shares by the selling security holders. However, we will receive the proceeds from the cash exercise of warrants to purchase certain of the shares offered hereunder. If all warrants covered hereby are exercised for cash in accordance with their terms, we would receive gross proceeds of $13,119,641. Any such gross proceeds will be used for working capital purposes.

                         DESCRIPTION OF THE TRANSACTIONS

         On October 29, 2004, we issued to Oakwood Financial Services, LLC, a convertible promissory note in the principal amount of $50,000 bearing interest at the rate of ten percent (10.0%) per annum, due January 25, 2005, convertible at the option of the holder, into shares of our common stock at a conversion price of $1.20 per share. Interest on the note was payable in cash. Additionally, we issued to Oakwood a warrant to purchase 41,667 shares of our common stock at an exercise price of $1.80 per share. Oakwood may exercise the warrant at any time through October 29, 2009. On February 3, 2005, we paid all accrued and outstanding principal and interest on the note in cash. We are obligated to register for resale the shares of common stock issuable upon exercise of the warrant on a registration statement filed with the Securities and Exchange Commission ("SEC").

         On November 11, 2004, we issued to Sunstream Corporation, a convertible promissory note in the principal amount of $25,000 bearing interest at the rate of ten percent (10.0%) per annum, due December 15, 2004, convertible at the option of the holder, into shares of our common stock at a conversion price of $1.20 per share. Interest is payable in cash. Additionally, we issued to Sunstream a warrant to purchase 62,500 shares of our common stock at an exercise price of $1.00 per share. Sunstream may exercise the warrant at any time through November 11, 2009. We agreed to use reasonable efforts to register for resale the shares of common stock issuable upon conversion of the note and exercise of the warrant on our next registration statement and use best efforts to cause such registration statement to be declared effective as soon as practicable thereafter.

         Pursuant to a securities exchange agreement by and between us and each of Blue Valley Ltd., Cherry Blossom Ltd., Forum Managers Ltd., Lakeview Properties Ltd., and Norfolk Ltd., each of the secured note holders agreed to exchange all of their convertible secured promissory notes, in the aggregate principal amount of $4,731,870, plus interest in the aggregate amount of $137,162, due January 14, 2005, into an aggregate number of 4,271,085 restricted shares of our common stock at a price of $1.14 per share, plus the issuance of three-year warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $1.14 per share. We are obligated to register for resale the shares of common stock and the shares of common stock underlying the warrants issuable to the investors on this registration statement, or within 60 days following the date of the agreements upon a written demand by the note holders requesting the filing of such registration statement.

         On December 2, 2004, we issued to Platinum Partners Value Arbitrage Fund L.P., Briarwood Investments Ltd. and Design Investments Ltd. convertible promissory notes in the aggregate principal amount of $400,000 bearing interest at the rate of six percent (6.0%) per annum, due March 1, 2005. In connection with the note financing, we issued a convertible promissory note in the principal amount of $52,000 to Harborview Capital Management LLC as an advisory fee on the same terms and conditions as the investors. One hundred and twenty percent (120%) of the outstanding principal amount of the notes are automatically convertible into other securities issued by us in any subsequent transaction with gross proceeds to us of a minimum of $1,000,000. Interest on the notes was payable at our option in cash or securities issued in a subsequent transaction. As an inducement to enter into the transactions, we issued to the investors an aggregate of 480,000 shares of our common stock and the advisor received 48,000 shares of our common stock. As a result of the closing of the January 2005 Transaction (as defined below), previously issued and outstanding notes in the aggregate principal amount of $452,000, plus interest in the amount of $3,614, are automatically convertible into one hundred and twenty percent (120%) of principal amount of debentures, together with warrants, having the same terms and conditions as set forth above. As a result, convertible redeemable debentures in the aggregate principal amount of $546,015, initially convertible at $2.40 per share, and warrants to purchase an aggregate of 201,351 shares of common stock, initially exercisable at $2.40 per share, were issued to the investors. We are obligated to register for resale the securities issuable upon conversion of the notes and the shares of common stock issuable to the investors on our next registration statement filed with the Securities and Exchange Commission.

         On January 12, 2005, we entered into a securities purchase agreement with DKR Soundshore Oasis Holding Fund Ltd., Harborview Master Fund, L.P. and Platinum Partners Value Arbitrage Fund, L.P., each an institutional investor, pursuant to which we agreed to sell, and the investors agreed to purchase, 8% convertible redeemable debentures in the aggregate amount of up to $4,000,000 and five-year warrants to purchase up to 1,666,667 shares of common stock at an exercise price of $2.40 (the "January 2005 Transaction"). The debentures were convertible into our common stock at an initial conversion price of $2.40. A first closing of $2,000,000 occurred on January 13, 2005 and a second closing of $2,000,000 shall occur upon the completion of certain closing conditions set forth in the securities purchase agreement. We are obligated to redeem one-fifth of the principal and interest amount on the debentures in cash or, at our option, shares of common stock, on the first day of each month, commencing on the earlier of (a) May 12, 2005, and (b) the first date following the 20th day after the effective date of the registration statement registering for resale the securities issuable upon conversion of the debentures, and ending upon the full redemption of the debentures. If we elect to make redemption payments in shares of common stock, the principal amount is convertible based upon a conversion price equal to the lesser of the initial conversion price or 85% of the average of the three lowest closing bid prices for our common stock during the 20 trading days immediately prior to the monthly redemption date. We are also obligated to pay 8% in interest on the outstanding principal on the debentures (i) on the effective date on which the debentures are converted into shares of common stock, (ii) on each monthly redemption date or
(iii) on the maturity date, at the interest conversion rate.

         Assuming the maximum amount of $4,000,000 is purchased, we have agreed to issue to the investors additional investment rights to purchase additional debentures in the aggregate principal amount of up to $1,333,200 together with five year warrants to purchase an aggregate of 550,000 shares of our common stock, on the same terms and conditions as the original debentures and warrants. The debentures and warrants are subject to customary protection against dilution. Upon each closing, the Company's financial advisors J.H. Darbie & Co., Inc. and Harborview Capital Management LLC are entitled to receive a warrant to purchase seven percent (7%) of the shares of common stock issuable upon conversion of the debentures at an exercise price of $2.40.

         We agreed to register with the SEC 125% of the shares of common stock issuable upon conversion of principal and interest under the debentures and upon exercise of the warrants. In the event that we fail to file a registration statement with the SEC by February 3, 2005, or in the event such registration statement is filed but is not declared effective by the SEC by April 30, 2005, then we will be obligated to pay the holders of the registrable securities liquidated damages equal to 1.5% of their total investment for each 30 day period until the registration statement is filed or declared effective. We agreed to keep the registration statement effective until the earlier of (i) the date upon which all shares covered by the registration statement have been sold, or (ii) the date when all such shares are eligible to be sold without volume restrictions under Rule 144(k) of the Securities Act of 1933.

         On or about March 11, 2005, we entered into a fee payment agreement with PC Newco, LLC as collection agent for the law firm of Jenkens & Gilchrist Parker Chapin, LLP for legal services, pursuant to which, in lieu of payment in cash for certain obligations in the amount of $377,453 for services previously provided, and for services to be provided by the vendor to us in the future, we agreed to issue to PC Newco, LLC an aggregate of 350,000 shares of common stock on behalf of such vendor.

         On March 10, 2005, we entered into a letter agreement with Crescent Communications, Inc., a vendor, for investor communication and consulting services to be provided by the vendor to us. The agreement provides that, in lieu of payment in cash for monthly fees equal to $7,000 per month, we, at our option, may issue to the vendor shares of our common stock. The term of the agreement is one year with prior termination by either party without cause on thirty days notice. In addition, we agreed to issue to the vendor warrants to purchase up to 75,000 shares of common stock at an exercise price of $1.80 per share for a five year term, which warrants shall vest with respect to 15,000 warrant shares upon execution of the agreement, and 5,000 warrant shares per month thereafter.

         On March 8, 2005, we entered into an agreement for payment of account with Design Accessories, a vendor, pursuant to which, in lieu of payment in cash obligations equal to $20,668.66 for equipment to be provided by the vendor to us in the future, we agreed to issue to the vendor an aggregate of 10,994 shares of its common stock to such vendor, at a purchase price of $1.88 per share.

         On March 7, 2005, we entered into an agreement for payment of account with Mathe, Inc., a vendor, pursuant to which, in lieu of payment in cash for certain equipment and installation services provided and to be provided by the vendor to us in the future, we agreed to issue to the vendor an aggregate of 500,000 shares of our common stock.

         On March 7, 2005, we entered into an agreement for payment of account with ROI Group Associates, our vendor, pursuant to which, in lieu of payment of cash obligations equal to

$250,000 for investor relations and research services provided and to be provided by the vendor to us in the future, we agreed to issue to the vendor an aggregate of 138,889 shares of our common stock to such vendor, at a purchase price of $1.80 per share.

         On December 1, 2004, we entered into an investor relations agreement with ShazamStocks Inc. for investor communication and consulting services to be provided by the vendor to us. The agreement provides that, in lieu of payment of cash fees equal to $45,000, we shall issue shares of common stock to such vendor based upon a price of $0.985 cents per share, or 45,685 shares of common stock. The term of the agreement was for a period of three months commencing on December 6, 2004.

         On March 23, 2005, in connection with the settlement of a dispute in mediation, we entered into a settlement agreement in principle with Mr. Lawrence Waldman, as trustee for certain individuals. Under the settlement agreement, in order to satisfy obligations owed by us to the individuals in the aggregate amount of $75,000, we agreed to issue to the trustee an aggregate of 41,667 shares of common stock which shares may be sold following registration of such shares during a 15 business day trading period. In order to secure the obligations, we agreed to deposit the amount of $75,000 due and owing to it from a third party in an escrow account. The escrow account shall be utilized to satisfy any amounts still due and owing to the individuals following the sale of the shares, less an amount of $25,000 payable from the escrow account to a third party. Following all disbursements from the escrow account, the parties will execute mutual releases and file stipulations to dismiss any pending action with prejudice. We agreed to register the shares with the SEC as soon as possible but not later than April 30, 2005.

         On March 31, 2005, the Company entered into a securities purchase agreement with Alpha Capital AG, Ellis International Ltd. and Double U Master Fund LP, each an institutional investor, pursuant to which the Company agreed to sell, and the investors agreed to purchase, 8% convertible redeemable debentures in the aggregate amount of $2,600,000 and five-year warrants to purchase 840,000 shares of common stock at an exercise price of $1.25. The debentures are convertible into common stock of the Company at an initial conversion price of $1.25. A first tranche of $1,050,000 closed on March 31, 2005 and a second tranche of $250,000 closed on April 11, 2005. A second closing of $1,300,000 shall occur upon the completion of certain closing conditions set forth in the securities purchase agreement. The Company is obligated to redeem one-fifth of the principal and interest amount on the debentures in cash or, at the option of the Company, shares of common stock, on the first day of each month, commencing on the earlier of (a) July 29, 2005, and (b) the first date following the 20th day after the effective date of the registration statement registering for resale the securities issuable upon conversion of the debentures, and ending upon the full redemption of the debentures. If the Company elects to make redemption payments in shares of common stock, the principal amount is convertible based upon a conversion price equal to the lesser of the initial conversion price or 85% of the average of the three lowest closing bid prices for the Company's common stock during the 20 trading days immediately prior to the monthly redemption date. The Company is also obligated to pay 8% in interest on the outstanding principal on the debentures (i) on the effective date on which the debentures are converted into shares of common stock of the Company,
(ii) on each monthly redemption date or (iii) on the maturity date, at the interest conversion rate.

         Assuming the maximum amount of $2,600,000 is purchased, we agreed to issue to the investors additional investment rights to purchase additional debentures in the aggregate principal amount of up to $866,580 along with five year warrants to purchase an aggregate of 693,264 shares of our common stock, on the same terms and conditions as the original debentures and warrants. The debentures and warrants are subject to customary protection against dilution. At the first closing, we paid a cash fee of 3% of the original purchase price for liquidated damages owed to the investors in the January, 2005 Transaction. In addition, upon each closing, our financial advisors, J.H. Darbie & Co., Inc. and Harborview Capital Management LLC, are entitled to receive a warrant to purchase seven percent (7%) of the shares of common stock issuable upon conversion of the debentures at an exercise price of $1.25.

         In connection with the above transactions and in order to obtain the waiver and consent of the investors in the January 2005 Transaction, the Company entered into an amendment, dated as of March 31, 2005, to the securities purchase agreement, dated as of January 12, 2005, with DKR Soundshore Oasis Holding Fund Ltd., Harborview Master Fund, L.P. and Platinum Partners Value Arbitrage Fund, L.P., each an institutional investor, pursuant to which the initial conversion price for the 8% convertible redeemable debentures in the aggregate amount of up to $4,000,000 ($2,000,000 of which were sold to the investors at the first closing) was reduced from $2.40 to $1.25 and the exercise price of the five-year warrants to purchase up to 1,666,667 shares of common stock was reduced from $2.40 to $1.25. In addition, the additional investment rights to purchase additional debentures in the aggregate principal amount of up to $1,320,000 along with five year warrants to purchase an aggregate of 550,000 shares of the Company's common stock, on the same terms and conditions as the original debentures and warrants, were modified by the amendment to reduce the conversion and exercise price from $2.40 to $1.25. Moreover, the conversion price of convertible redeemable debentures in the aggregate principal amount of $546,015 and the exercise price of warrants to purchase an aggregate of 201,351 shares of common stock was reduced from $2.40 to $1.25. Pursuant to the amendment, as further amended on April 12, 2005, if we do not file a registration statement covering the underlying shares of common stock on or before April 13, 2005, the original investors in the January, 2005 Transaction have the right not to purchase convertible debentures and warrants otherwise required at the second closing.

         We agreed to register with the SEC 125% of the shares of common stock issuable upon conversion of principal and interest under the debentures and upon exercise of the warrants. In the event that we fail to file a registration statement with the SEC by April 13, 2005, or in the event such registration statement is filed but is not declared effective by the SEC by April 30, 2005, then we will be obligated to pay the holders of the registrable securities liquidated damages equal to 1.5% of their total investment for each 30 day period until the registration statement is filed or declared effective. We agreed to keep the registration statement effective until the earlier of (i) the date upon which all shares covered by the registration statement have been sold, or (ii) the date when all such shares are eligible to be sold without volume restrictions under Rule 144(k) of the Securities Act of 1933.

         In connection with the closing of the acquisition of Berdy Medical Systems, Inc., we agreed to issue to Mr. Jonathan Rich, our financial advisor, 3,333 shares of common stock. We agreed to include the shares on our next registration statement (of which this prospectus forms a part).

         On April 8, 2005, we agreed to pay to Bairstow Partners, Idlewyld, LLC, Mr. Gerald Yanowitz and Ms. Catherine Allison, the aggregate amount of $450,000 in settlement of any and all potential claims against us relating to the terms and conditions of their securities purchase agreements with us. In connection with the settlement agreement, we agreed to register the aggregate amount of 500,000 shares of common stock on our next registration statement (of which this prospectus forms a part) in satisfaction of such settlement amount.

         Reference is made to the exhibits to the Registration Statement (of which this prospectus forms a part) for more complete descriptions of the provisions that are summarized under this caption.

                              SELLING STOCKHOLDERS

         The following table sets forth the shares beneficially owned, as of April 8, 2005, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. The selling stockholders acquired their beneficial interests in the shares being offered hereby in transactions described under the heading "Description of the Transactions." Except as expressly set forth below, none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.

         Beneficial ownership is determined in accordance with SEC rules and includes voting of investment power with respect to the securities. However, certain of the selling stockholders is subject to certain limitations on the exercise of their warrants or conversion of their convertible debentures, if any. The most significant of these limitations is that such selling stockholder may not exercise its warrants or convert its convertible debentures, if such exercise or conversion would cause such holder's beneficial ownership of our common stock (excluding shares underlying any of their unexercised warrants or unconverted convertible debentures) to exceed 4.99% of the outstanding shares of common stock.


                                                                                    Number of     Percentage
                                                                                    Shares of      of Common
                                         Shares of Common                         Common Stock    Stock Owned
                                        Stock Owned Prior     Shares of Common     Owned After     after the
         Names and Addresses               to Offering        Stock to be Sold    the Offering     Offering
---------------------------------------------------------------------------------------------------------------
Oakwood Financial Services LLC (1)                  41,667            41,667 (2)        0              0

DKR Soundshore Oasis Holding Fund                4,920,933         4,920,933 (4)        0              0
Ltd. (3)

Harborview Master Fund LP (5)                    3,690,700         3,690,700 (6)        0              0

Platinum Partners Value Arbitrage                2,147,996         2,147,996 (8)        0              0
Fund L.P. (7)

Briarwood Investments Ltd. (9)                     366,799           366,799 (10)       0              0

Design Investments, Ltd. (11)                      183,399           183,399 (12)       0              0

Harborview Capital Management LLC. (13)            412,375           412,375 (14)       0              0

J.H. Darbie & Co. Inc. (15)                         26,226            26,226 (16)       0              0

Blue Valley Ltd. (17)                            1,114,824         1,114,824 (18)       0              0

Cherry Blossom Ltd. (19)                         1,241,850         1,241,850 (20)       0              0

Forum Managers Ltd. (21)                           901,761           901,761 (22)       0              0

Lakeview Properties Ltd. (23)                      901,761           901,761 (24)       0              0

Norfolk Ltd. (25)                                1,110,886         1,110,886 (26)       0              0

ROI Group Associates Inc. (27)                     138,889           138,889 (28)       0              0

ShazamStocks Inc. (29)                              45,685            45,685 (30)       0              0

Crescent Communications, Inc. (31)                 159,000           159,000 (32)       0              0

Jonathan Rich (33)                                   3,333             3,333 (34)       0              0

Design Accessories (35)                             10,994            10,994 (36)       0              0

Mathe, Inc. (37)                                   500,000           500,000 (38)       0              0

PC Newco LLC(39)                                   350,000           350,000 (40)       0              0

Sunstream Corporation (41)                          83,333            83,333 (42)       0              0

Alpha Capital AG (43)                            1,966,330         1,966,330 (44)       0              0

                                       20

Ellis International Ltd. (45)                      917,620           917,620 (46)       0              0

Double U Master Fund LP (47)                     3,932,659         3,932,659 (48)       0              0

Bairstow Partners (49)                             250,000           250,000 (50)       0              0

Idlewyld, LLC (51)                                 150,000           150,000 (52)       0              0

Gerald Yanowitz (53)                                75,000            75,000 (54)       0              0

Catherine Allison (55)                              25,000            25,000 (56)       0              0

Lawrence Waldman (57)                               41,667            41,667 (58)       0              0

----------
Less than 1%

         (1) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. James Blake. The address of the selling stockholder is 239 Bloomfield Avenue, Bloomfield, New Jersey 07003.

         (2) Includes 41,667 shares issuable upon exercise of warrants to purchase shares of common stock.

         (3) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Brad Caswell, Director. The address of the selling stockholder is c/o DKR Capital Partners L.P., 1281 East Main Street, Stamford, CT 06902.

         (4) Includes 2,573,745 shares issuable upon exercise of warrants to purchase shares of common stock and 2,347,188 shares of our common stock issuable upon conversion or redemption of convertible redeemable debentures assuming full exercise of additional investment rights held by the selling stockholder.

         (5) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock are Mr. David Stefansky and Mr. Richard Rosenblum. The address of the selling stockholder is Harbor House, Waterfront Drive, P.O. Box 972, Road Town, Tortola, British Virgin Islands.

         (6) Includes 1,930,309 shares issuable upon exercise of warrants to purchase shares of common stock and 1,760,391 shares of our common stock issuable upon conversion or redemption of convertible redeemable debentures assuming full exercise of additional investment rights held by the selling stockholder.

         (7) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Mark Nordlicht. The address of the selling stockholder is 152 West 57th Street, 54th Floor, New York, New York 10019.

         (8) Includes 888,964 shares issuable upon exercise of warrants to purchase shares of common stock and 959,032 shares of our common stock issuable upon conversion or redemption of convertible redeemable debentures assuming full exercise of additional investment rights held by the selling stockholder.

         (9) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Ms. Vanessa Andrade. The address of the selling stockholder is 1040 1st Avenue, Suite 190, New York, New York 10022.

         (10) Includes 120,717 shares issuable upon exercise of warrants to purchase shares of common stock and 126,082 shares of our common stock issuable upon conversion or redemption of convertible redeemable debentures.

         (11) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Haim Rolnitsky. The address of the selling stockholder is 9 Tanbark Circuit, Werrington Downs NSW 2747 Australia.

         (12) Includes 60,358 shares issuable upon exercise of warrants to purchase shares of common stock and 63,041 shares of our common stock issuable upon conversion or redemption of convertible redeemable debentures.

         (13) The selling stockholder advised us that the natural persons having voting or dispositive power over such shares of common stock are Mr. David Stefansky and Mr. Richard Rosenblum, members of Harborview Advisors, LLC, its manager. The address of the selling stockholder is 850 Third Avenue, New York, New York 10022.

         (14) Includes 298,813 shares issuable upon exercise of warrants to purchase shares of common stock and 65,562 shares of our common stock issuable upon conversion or redemption of convertible redeemable debentures.

         (15) The selling stockholder is a registered broker-dealer. The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Robert Rabinowitz. The address of the selling stockholder is 99 Wall Street, New York, New York 10005.

         (16)     The  selling   stockholder  is  a  registered   broker-dealer.
                  Includes 26,226 shares issuable upon exercise of warrants to purchase shares of common stock.

         (17) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Chagit Weinstock. The address of the selling stockholder is Burbage House, 83-85 Curtain Road, London EC2A 3BS.

         (18) Includes 211,372 shares issuable upon exercise of warrants to purchase shares of common stock.

         (19) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Irit Cohen. The address of the selling stockholder is 20 McCallum Street, 10-03 Asia Chambers, Singapore 069046.

         (20) Includes 235,456 shares issuable upon exercise of warrants to purchase shares of common stock.

         (21) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Roy Kimchi. The address of the selling stockholder is 7 Globe House, 15 Fitzroy Mews, London, UK

         (22) Includes 170,900 shares issuable upon exercise of warrants to purchase shares of common stock.

         (23) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Heller Eran. The address of the selling stockholder is 21 Leigh Street, London WC1H 9QX.

         (24) Includes 170,900 shares issuable upon exercise of warrants to purchase shares of common stock.

         (25) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Berak Bing. The address of the selling stockholder is 20 McCallum Street, 12-03 Asia Chambers, Singapore 069046.

         (26) Includes 211,372 shares issuable upon exercise of warrants to purchase shares of common stock.

         (27) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Robert Giordano. The address of the selling stockholder is 39 Broadway, Suite 2410 New York, New York 10006.

         (28)     Includes shares of our common stock.

         (29) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Kenneth Weiner. The address of the selling stockholder is 14703 Horshoe Bend Court, Granger, IN 46530.

         (30)     Includes shares of our common stock.

         (31) The selling stockholder advised us that the natural person having voting or dispositive power over such shares is Mr. David Long. The address of the selling stockholder is 2 Florian Court, Westport, CT 06880.

         (32) Includes 75,000 shares issuable upon exercise of warrants to purchase shares of our common stock.

         (33) The address of the selling stockholder is c/o vFinance Investments, Inc., 880 Third Avenue, New York, New York 10022.

         (34)     Includes shares of our common stock.

         (35) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. James M. Dillon. The address of the selling stockholder is 3636 Aerial Way Drive SW, Roanoke, Virginia 24018.

         (36)     Includes shares of our common stock.

         (37) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Mark Hicks. The address of the selling stockholder is 1259 Route 46 East Building No. 1, Parsippany, New Jersey 07054.

         (38)     Includes shares of our common stock.

         (39) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Mark Abramowitz. The address of the selling stockholder is 405 Lexington Avenue, New York, New York 10174.

         (40)     Includes shares of our common stock.

         (41) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Tom Meade. The address of the selling stockholder is 6 Spring Forest Avenue, Binghamton, New York 13905.

         (42) Includes 62,500 shares issuable upon exercise of warrants to purchase common stock.

         (43) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Konrad Ackerman . The address of the selling stockholder is Pradafant 7, Furstentums 9490, Vaduz, Liechtenstein.

         (44) Includes 999,975 shares issuable upon exercise of warrants to purchase shares of common stock and 966,355 shares of our common stock issuable upon conversion or redemption of convertible redeemable debentures.

         (45) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Wilhelm Ungar The address of the selling stockholder is 20 East Sunrise Highway, Suite 302, Valley Stream, New York 11581.

         (46) Includes 466,655 shares issuable upon exercise of warrants to purchase shares of common stock and 450,965 shares of our common stock issuable upon conversion or redemption of convertible redeemable debentures.

         (47) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. David Sims. The address of the selling stockholder is Harbour House, Waterfront Drive, P.O. Box 972, Road Town, Tortola, BVI.

         (48) Includes 1,999,950 shares issuable upon exercise of warrants to purchase shares of common stock and 1,932,709 shares of our common stock issuable upon conversion or redemption of convertible redeemable debentures.

         (49) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Anthony L.M. Inder Rieden. The address of the selling stockholder is Charlotte House, Charlotte Street, P.O. Box N 9204, Nassau, Bahamas.

         (50)     Includes shares of our common stock.

         (51) The selling stockholder advised us that the natural person having voting or dispositive power over such shares of common stock is Mr. Jeffrey Smith. The address of the selling stockholder is 505 Idlewyld Drive, Ft. Lauderdale, Florida 33301.

         (52)     Includes shares of our common stock.

         (53) The address of the selling stockholder is 30 Merril Circle South, Moraga, California 94556.

         (54)     Includes shares of our common.

         (55) The address of the selling stockholder is 825 Highland Lane #212, Atlanta, Georgia 30306.

         (56)     Includes shares of our common stock.

         (57) The address of the selling stockholder is 4500 Cooper Rd., Suite 301, Cincinnati, Ohio 45242.

         (58)     Includes shares of our common stock.

Relationship Between Ramp and the Selling Stockholders

         Except as disclosed in this prospectus, none of the selling stockholders are affiliates of us or controlled by our affiliates. Except as disclosed in this prospectus, none of the selling stockholders are now or were at any time in the past an officer or director of ours or of any of our predecessors or affiliates. We have separate contractual obligations to file this registration statement (of which this prospectus forms a part) with each of the selling stockholders.

                            DESCRIPTION OF SECURITIES

         Our authorized capital consists of 400,000,000 shares of common stock, par value $.001 per share, and 2,500,000 shares of preferred stock, par value $1.00 per share. As of March 21, 2005, we had outstanding 12,959,074 shares of common stock and 1 share of 1996 Preferred Stock.

         The information in this prospectus reflects our 1-for-60 reverse stock split of our common stock which became effective on December 1, 2004.

Common Stock

         Each share of common stock is entitled to one vote at all meetings of stockholders. Stockholders are not permitted to accumulate votes in the election of directors. Currently, the Board of Directors consists of five directors, who serve for staggered terms of three years, with at least two directors elected at every annual meeting. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of common stock. In the event of our liquidation, dissolution or winding up, holders of the common stock will be entitled to receive on a pro rata basis all of our assets remaining after satisfaction of all liabilities and preferences of the outstanding preferred stock.

Preferred Stock

         We are authorized to issue up to 2,500,000 shares of preferred stock. Our preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board of Directors, without further action by stockholders and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions. The issuance of preferred stock could reduce the rights, including voting rights, of the holders of common stock, and, therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party, thereby preserving control of Ramp Corporation by existing management.

Transfer Agent and Registrar

         We have retained Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401, as Transfer Agent and Registrar, for our common stock. Computershare Trust Company's telephone number is (303) 262-0600.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o        privately negotiated  transactions;
         o short sales, but, if at all, only after the effectiveness of the Registration Statement and the approval for listing by the American Stock Exchange of the shares of common stock offered hereby;

         o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
         o        a combination of any such methods of sale; and
         o        any other method permitted pursuant to applicable law.

         The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

         The selling security holders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. We believe that the selling security holders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling security holders.

         Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         Selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling security holders are deemed to be underwriters, the selling security holders may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

         We are required to pay all fees and expenses incident to the registration of the shares. Otherwise, all discounts, commissions or fees incurred in connection with the sale of the common stock offered hereby will be paid by the selling security holders.

         Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

         We advised the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales of the shares offered hereby.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Our Certificate of Incorporation and Bylaws provide that we shall indemnify our directors, and officers, employees and agents to the extent and in the manner permitted by the provisions of the laws of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Ramp pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file reports, proxy statements, information statements and other information with the SEC. You may read and copy this information, for a copying fee, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services, from the American Stock Exchange and at the web site maintained by the SEC at http://www.sec.gov.

         We have filed the Registration Statement under the Securities Act, with respect to the securities offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations
of  the  Commission.   For  further  information,   reference
is made to the Registration Statement and the exhibits filed as a part thereof, which may be found at the locations and website referred to above.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents we filed with the SEC:

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on April 6, 2005;
         o        Our Current Report on Form 8-K/A, filed on January 26, 2004;
         o        Our Current Report on Form 8-K, filed on June 9, 2004;
         o        Our Current Report on Form 8-K, filed on January 5, 2005;
         o        Our Current Report on Form 8-K, filed on January 14, 2005;
         o        Our Current Report on Form 8-K, filed on March 11, 2005;
         o        Our Current Report on Form 8-K, filed on March 29, 2005;
         o        Our Current Report on Form 8-K, filed on April 8, 2005;
         o Our Definitive Proxy Statement to Shareholders on Schedule 14A, filed on October 18, 2004; and
         o Our Definitive Proxy Statement to Shareholders on Schedule 14A, filed on March 16, 2005.

         We are also incorporating by reference all additional documents that we may file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the termination of this offering.

         We are also incorporating by reference all additional documents that we may file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of the Registration Statement and prior to effectiveness of the Registration Statement.

         If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the Commission or us. Documents incorporated by reference are available from us without charge, except exhibits, unless we have specifically incorporated by reference an exhibit into a document that this prospectus incorporates. Stockholders may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from:

                                Ramp Corporation
                               Investor Relations
                                 33 Maiden Lane
                            New York, New York 10038
                                 (212) 440-1500

                       LEGAL MATTERS/INTERESTS OF COUNSEL

         The validity of the shares of common stock offered hereby will be passed upon for us by Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Pursuant to the Fee Payment Agreement, PC Newco, LLC, as collection agent for the law firm of Jenkens & Gilchrist Parker Chapin LLP, was issued 350,000 shares of our common stock as payment for legal services previously rendered and to be rendered to us in connection with representation on our general corporate and securities matters. We agreed to register the shares of common stock on this registration statement.

                                     EXPERTS

         Our consolidated financial statements as of and for the years ended December 31, 2004 and 2003 appearing in our 2004 Form 10-K have been audited by BDO Seidman, LLP, an independent registered public accounting firm, as stated in their report dated March 16, 2005, appearing therein which contained an explanatory paragraph indicating that substantial doubt exists as to our ability to continue as a going concern, and have been incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         Our consolidated financial statements as of and for the year ended December 31, 2002, appearing in our 2004 Form 10-K have been audited by Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as stated in their report appearing therein, and have been incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of The Duncan Group, Inc. (d/b/a Frontline Physicians Exchange) as of and for the years ended December 31, 2002 and 2001, appearing in our current report on Form 8-K/A filed on January 26, 2004, and in our current report on Form 8-K, filed on June 9, 2004, were audited by BDO Seidman, LLP, an independent registered public accounting firm, as stated in their report dated September 12, 2003 appearing therein, and have been incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


============================================================        ============================================================
         We have not authorized any dealer,  salesperson or
any other  person to give any  information  or to represent
anything other than those  contained in this  prospectus in
connection with the offer contained  herein,  and, if given
or made,  you  should  not rely  upon such  information  or
representations   as  having   been   authorized   by  Ramp
Corporation.  This  prospectus does not constitute an offer
of any  securities  other than those to which it relates or                                    25,710,687
an  offer to sell,  or a  solicitation  of an offer to buy,                              SHARES OF COMMON STOCK
those to which it  relates  in any  state to any  person to
whom it is not lawful to make such offer in such state. The
delivery of this prospectus at any time does not imply that
the information  herein is correct as of any time after the
date of this prospectus.

                                                                                            RAMP CORPORATION
                      TABLE OF CONTENTS

                                      Page

PROSPECTUS SUMMARY......................................4
RISK FACTORS............................................5
FORWARD-LOOKING STATEMENTS..............................14
DESCRIPTION OF THE TRANSACTIONS.........................14
SELLING STOCKHOLDERS....................................19
DESCRIPTION OF SECURITIES...............................24
PLAN OF DISTRIBUTION....................................25
INDEMNIFICATION OF OFFICERS                                                                   ____________
       AND DIRECTORS....................................27
WHERE YOU CAN FIND MORE                                                                        PROSPECTUS
       INFORMATION ABOUT US.............................27                                    ____________
INCORPORATION OF CERTAIN
        INFORMATION BY REFERENCE........................28
LEGAL MATTERS/INTERESTS
        OF COUNSEL......................................28
EXPERTS.................................................29

                                                                                              April __ , 2005

============================================================        ============================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following is a list of the estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the shares being registered hereby.

Securities and Exchange Commission registration fee.                  $4,422.84
Printing and engraving expenses.                                       1,000.00
Legal fees and expenses.                                              20,000.00
Accounting fees and expenses.                                         10,000.00
Transfer Agent and Trustee fees and expenses.                          1,000.00
Miscellaneous.                                                        20,000.00

Total.                                                               $56,422.84

Item 15. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Our Certificate of Incorporation and Bylaws provide that we shall indemnify our directors, and officers, employees and agents to the extent and in the manner permitted by the provisions of the laws of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Ramp pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit
Number           Description
------           -----------

5.1              Opinion of Troutman Sanders LLP.*

10.1 Securities Purchase Agreement, dated as of January 12, 2005, among Ramp Corporation and each of DKR Soundshore Oasis Holding Fund Ltd., Harborview Master Fund, L.P. and Platinum Partners Value Arbitrage Fund, L.P., together with schedules attached thereto.(1)

10.2 8% Convertible Debenture, dated January 12, 2005, issued to each of DKR Soundshore Oasis Holding Fund Ltd., Harborview Master Fund, L.P. and Platinum Partners Value Arbitrage Fund, L.P. (1)

10.3 Common Stock Purchase Warrant, dated January 12, 2005, issued to each of DKR Soundshore Oasis Holding Fund Ltd., Harborview Master Fund, L.P. and Platinum Partners Value Arbitrage Fund, L.P. (1)

10.4 Additional Investment Right, dated January 12, 2005, issued to each of DKR Soundshore Oasis Holding Fund Ltd., Harborview Master Fund, L.P. and Platinum Partners Value Arbitrage Fund, L.P. (1)

10.5 Registration Rights Agreement, dated as of January 12, 2005, among Ramp Corporation and each of DKR Soundshore Oasis Holding Fund Ltd., Harborview Master Fund, L.P. and Platinum Partners Value Arbitrage Fund, L.P. (1)

10.6 Convertible Promissory Note, dated October 29, 2004, by and between the Company and Oakwood Financial Services, LLC. (2)

10.7 Warrant, dated October 29, 2004, issued by the Company to Oakwood Financial Services, LLC. (2)

10.8 Note Purchase Agreement, dated as of November 22, 2004, by and among the Company, Platinum Partners Value Arbitrage Fund L.P., Briarwood Investments and Design Investments, Ltd. (3)

10.9 Convertible Promissory Note dated November 22, 2004 in the principal amount of $250,000 issued by the Company in favor of Platinum Partners Value Arbitrage Fund L.P. (3)

10.10 Convertible Promissory Note dated December 1, 2004 in the principal amount of $52,000 issued by the Company in favor of Harborview Capital Management LLC. (3)

10.11 Convertible Promissory Note dated December 1, 2004 in the principal amount of $100,000 issued by the Company in favor of Briarwood Investments. (3)

10.12 Convertible Promissory Note dated December 1, 2004 in the principal amount of $50,000 issued by the Company in favor of Design Investments Ltd. (3)

10.13 Promissory Note dated as of December 1, 2004 in the principal amount of $1,147,288.76 issued by the Company in favor of Cherryblossom Ltd. (3)

10.14 Promissory Note dated as of December 1, 2004 in the principal amount of $1,029,935.81 issued by the Company in favor of Blue Valley Ltd. (3)

10.15 Promissory Note dated as of December 1, 2004 in the principal amount of $1,025,445.44 issued by the Company in favor of Norfolk Ltd. (3)

10.16 Promissory Note dated as of December 1, 2004 in the principal amount of $833,180.99 issued by the Company in favor of Forum Managers Ltd. (3)

10.17 Promissory Note dated as of December 1, 2004 in the principal amount of $833,180.99 issued by the Company in favor of Lakeview Properties Ltd. (3)

10.18 Securities Exchange Agreement by and between Ramp Corporation and Cherryblossom Ltd. (3)

10.19 Securities Exchange Agreement by and between Ramp Corporation and Blue Valley Ltd. (3)

10.20 Securities Exchange Agreement by and between Ramp Corporation and Norfolk Ltd. (3)

10.21 Securities Exchange Agreement, by and between Ramp Corporation and Forum Managers Ltd. (3)

10.22 Securities Exchange Agreement, by and between Ramp Corporation and Lakeview Properties Ltd. (3)

10.23 Warrant, dated December 3, 2004, issued by the Company to Cherryblossom Ltd. (3)

10.24 Warrant, dated December 3, 2004, issued by the Company to Blue Valley Ltd. (3)

10.25            Warrant, dated December 3, 2004, issued by the Company to
                 Norfolk Ltd. (3)

10.26 Warrant, dated December 3, 2004, issued by the Company to Forum Managers Ltd. (3)

10.27 Warrant, dated December 3, 2004, issued by the Company to Lakeview Properties Ltd. (3)

10.28 8% Convertible Debenture, dated January 12, 2005, issued to each of Platinum Partners Value Arbitrage Fund, L.P., Briarwood Investments Ltd., Design Investments, Ltd. and Harborview Capital Management LLC. (1)

10.29 Common Stock Purchase Warrant, dated January 12, 2005, issued to each of Platinum Partners Value Arbitrage Fund, L.P., Briarwood Investments Ltd., Design Investments, Ltd., Harborview Capital Management LLC and J.H. Darbie & Co., Inc.
                 (1)

10.30 Securities Purchase Agreement, dated as of March 31, 2005, among Ramp Corporation and each of Double U Master Fund LP, Alpha Capital AG and Ellis International Ltd.*

10.31 8% Convertible Debenture, dated March 31, 2005, issued to each of Double U Master Fund LP, Alpha Capital AG and Ellis International Ltd.*

10.32 Common Stock Purchase Warrant, dated January 12, 2005, issued to each of Double U Master Fund LP, Alpha Capital AG and Ellis International Ltd.*

10.33 Additional Investment Right, dated January 12, 2005, issued to each of Double U Master Fund LP, Alpha Capital AG and Ellis International Ltd.*

10.34 Registration Rights Agreement, dated as of January 12, 2005, among Ramp Corporation and each of Double U Master Fund LP, Alpha Capital AG and Ellis International Ltd.*

10.35 Amendment No. 1 to the Securities Purchase Agreement dated as of January 12, 2005 among Ramp Corporation, DKR Soundshore Oasis Holding Fund Ltd., Harborview Master Fund, L.P., and Platinum Partners Value Arbitrage Fund, L.P.*

10.36 Fee Payment Agreement, dated as of March 11, 2005, by and between Ramp Corporation and PC Newco, LLC, as collection agent for Jenkens & Gilchrist Parker Chapin LLP.*

10.37 Agreement for Payment of Account dated as of March 7, 2005 by and between Ramp Corporation and Mathe, Inc.*

10.38 Agreement for Payment of Account dated as of March 7, 2005 by and between Ramp Corporation and ROI Group Associates.*

10.39 Agreement for Payment of Account dated as of March 8, 2005 by and between Ramp Corporation and Design Accessories.*

10.40 Letter Agreement dated March 10, 2005 by and between Ramp Corporation and Crescent Communications, Inc.*

10.41 Investor Relations Agreement dated as of December 1, 2004 by and between Ramp Corporation and Shazam Stocks Inc.*

10.42 Settlement Agreement in Principle dated March 23, 2005 by and between Ramp Corporation and Lawrence Waldman, individually and as trustee.*

10.43 Convertible Promissory Note dated November 11, 2004 in the principal amount of $25,000 issued by Ramp Corporation in favor of Sunstream Corporation.*

10.44 Common Stock Purchase Warrant, dated November 11, 2004 issued to Sunstream Corporation.*

10.45 Amendment No. 2 to the Securities Purchase Agreement dated as of January 12, 2005 among Ramp Corporation, DKR Soundshore Oasis Holding Fund Ltd., Harborview Master Fund, L.P., and Platinum Partners Value Arbitrage Fund, L.P.*

23.1             Consent of Ehrhardt Keefe Steiner & Hottman PC.*

23.2             Consent of BDO Seidman, LLP.*

23.3             Consent of Troutman Sanders LLP (included in Exhibit 5.1).

24.1             Power of Attorney (included on signature page).

----------
(1) Previously filed with the Securities and Exchange Commission as an exhibit to the Current report on Form 8-K for the event dated January 12, 2005 filed with the SEC on January 14, 2005.

(2) Previously filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K for the event dated October 29, 2005 filed with the SEC on November 4, 2004.

(3) Previously filed with the Securities and Exchange Commission as an exhibit to the Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC on April 6, 2005.

* Filed herewith.

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         1. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         2. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         3. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (a) and (b) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 13, 2005.

                                               RAMP CORPORATION

                                               By: /s/ Andrew Brown
                                                   -----------------------------
                                                   Andrew Brown
                                                   Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Andrew Brown his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign and file Registration Statement(s) and any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                                                        Date
----------                  ------                                                       ----

/s/ Andrew Brown
--------------------        Chairman, Chief Executive Officer, President and Director    April 13, 2005
Andrew Brown                (Principal Executive Officer)

/s/ Ron Munkittrick
--------------------        Chief Financial Officer, Executive Vice President and        April 13, 2005
Ron Munkittrick             Secretary (Principal Financial and Accounting Officer)

/s/ Steven C. Berger
--------------------        Director                                                     April 13, 2005
Steven C. Berger

/s/ Steve Shorr
--------------------        Director                                                     April 13, 2005
Steve Shorr

/s/ Tony Soich
--------------------        Director                                                     April 13, 2005
Tony Soich

/s/ Jeffrey A. Stahl
--------------------        Director                                                     April 13, 2005
Jeffrey A. Stahl